EXHIBIT 21 TO FORM 10-KSB

Subsidiary	Jurisdiction

Four Oaks Bank & Trust Company	North Carolina

Four Oaks Mortgage Services, L.L.C.	North Carolina

Four Oaks Mortgage Company, L.P.	Texas